Exhibit 5.1

Louisiana | Mississippi | Texas | Florida | Alabama | North Carolina | London

September 16, 2018

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Re:	Renasant Corporation
Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Renasant Corporation, a Mississippi corporation (the “Company”), in connection with the registration pursuant to a registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited amount of (i) shares of common stock, par value $5.00 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $.01 per share, of the Company, in one or more series (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), (iii) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) rights to purchase Common Stock and Preferred Stock (the “Rights”), (vi) units comprised of two or more of any of the foregoing securities (the “Units”), and (vii) such indeterminate amount of Securities (as defined below) as may be issued in an exchange for or upon conversion of, as applicable, the Securities. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Rights and the Units are referred to collectively as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement, (1) the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) between the Company and the depositary to be named therein (the “Depositary”); (2) the Senior Debt Securities will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into between the Company and a trustee to be named therein (the “Senior Debt Trustee”); (3) the Subordinated Debt Securities will be issued pursuant to the Subordinated Debt Indenture dated August 22, 2016 (the “Subordinated Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Subordinated Debt Trustee”); (4) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent to be named therein (the “Warrant Agent”); (5) the Rights will be issued under a rights agent agreement (the “Rights Agent Agreement”) between the Company and the rights agent to be named therein (the “Rights Agent”); and (6) the Units will be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be named therein (the “Unit Agent”), each of the foregoing agreements to be substantially in the form that has been filed as an exhibit to, or will be filed (if necessary) by amendment to, the Registration Statement or as an exhibit to one or more Current Reports on Form 8-K filed by the Company.

COUNSELORS AT LAW
Canal Place | 365 Canal Street, Suite 2000 | New Orleans, Louisiana 70130-6534 | 504-566-1311 | 504-568-9130 Fax | phelpsdunbar.com

Renasant Corporation

In rendering this opinion, we have examined and relied upon originals, or photostatic or certified (or otherwise satisfactorily identified) copies, of the Registration Statement (including the exhibits attached thereto), the Subordinated Debenture, the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles”), and the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”), and a form of Common Stock certificate. We have also examined originals, or photostatic or certified (or otherwise satisfactorily identified) copies, of such other records of the Company, certificates of officers of the Company and other agreements, documents and instruments and have examined such questions of law as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all natural persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.

We have assumed with respect to the Deposit Agreement, the Senior Indenture, the Subordinated Indenture, the Warrant Agreement, the Rights Agent Agreement and the Unit Agreement (collectively, the “Agreements”) that, at the time of the Company’s issuance and sale of the applicable Securities, (i) all signatories to the Agreements will have been duly authorized; (ii) each of the parties to the Agreements will be duly organized, validly existing and in good standing under the laws of its jurisdiction governing in its organization; (iii) each entity which is a party to the Agreements will have all corporate or company power and authority required to carry on its business as then conducted and to execute, deliver and perform its obligations under the Agreements; and (iv) the execution and delivery of the Agreements and the consummation of the transactions contemplated thereby by each entity which is a party to the Agreements will not violate (a) the organizational documents of such entity or any agreement or court order or judgment binding upon such entity or (b) any statutes, laws, rules or regulations of any governmental authority.

We have further assumed that (i) a prospectus supplement with respect to the offer and sale of the Securities described therein will have been filed with the Commission in compliance with the Securities Act and the rules and regulations of the Commission promulgated thereunder, (ii) certificates or instruments evidencing the Securities will have been issued in the form and on the terms dictated by the definitive purchase agreement, underwriting agreement, the Agreements, as applicable, or similar agreement applicable to such Securities, (iii) the specific Securities offered by the Company as well as the definitive purchase agreement, underwriting agreement, the Agreements, as applicable, or similar agreement applicable to such Securities will be governed by the laws of the State of Mississippi (with the exception of the Subordinated Indenture and the Subordinated Debt Securities issued thereunder which are and will be, respectively, governed by the laws of the State of New York), (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations, including Rule 415 under the Securities Act, and solely in conformity with the Registration Statement, any amendment thereto, and the applicable prospectus supplement and as contemplated by the applicable corporate action, (v) at the time of execution, countersignature, issuance and delivery of any Securities, the definitive purchase agreement, underwriting agreement, the Agreements, as applicable, or similar agreement applicable to such Securities will have been duly authorized, executed and delivered by the Company, and (vi) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We also have assumed that: (i) at the time of execution, issuance and delivery of the Depositary Shares, the related Deposit Agreement will have been duly authorized by, have been duly executed and delivered by, and be the valid and legally binding obligation of the Depositary, enforceable

Renasant Corporation

against the Depositary in accordance with its terms; (ii) at the time of execution, issuance and delivery of the Debt Securities, the related Senior Indenture or Subordinated Indenture, as applicable, will have been duly authorized by, have been duly executed and delivered by, and be the valid and legally binding obligation of the Senior Debt Trustee or the Subordinated Debt Trustee, as applicable, enforceable against the Senior Debt Trustee or the Subordinated Debt Trustee, as applicable, in accordance with its terms; (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized by, have been duly executed and delivered by, and be the valid and legally binding obligation of the Warrant Agent and each other counterparty thereto, enforceable against the Warrant Agent and each counterparty in accordance with its terms; (iv) at the time of execution, issuance and delivery of the Rights, the related Rights Agent Agreement will have been duly authorized by, have been duly executed and delivered by, and be the valid and legally binding obligation of the Rights Agent, enforceable against the Rights Agent in accordance with its terms; and (v) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized by, have been duly executed and delivered by, and be the valid and legally binding obligation of the Unit Agent, enforceable against the Unit Agent in accordance with its terms.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and representations made to us by officers of the Company, we are of the opinion that:

1.    With respect to the issuance and sale of any Common Stock, assuming (i) the taking by the Board of Directors of the Company or a duly constituted and acting committee of the Board of Directors of the Company (such Board of Directors and committee being referred to herein, collectively, as the “Board”) of all necessary corporate action to authorize and approve the issuance and sale of the Common Stock and (ii) the due issuance and delivery of the shares of Common Stock, upon payment therefor, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

2.    With respect to the issuance and sale of any series of Preferred Stock, assuming (i) the taking by the Board of all necessary corporate action to authorize and approve the issuance and sale of such series of Preferred Stock, including the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock, (ii) the due filing of an amendment to the Articles with respect to such series of Preferred Stock and the acceptance of such amendment by the Secretary of State of Mississippi, and (iii) the due issuance and delivery of the shares of such series of Preferred Stock, upon payment therefor, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.    With respect to the Depositary Shares, assuming (i) the taking of all necessary corporate action by the Board to authorize and approve the issuance of the series of Preferred Stock, including the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock, represented by such Depositary Shares and the execution and delivery of the Deposit Agreement, (ii) the due filing of an amendment to the Articles with respect to such series of Preferred Stock and the acceptance of such amendment by the Mississippi Secretary of State, (iii) the due issuance and delivery to the Depositary of the shares of the series of Preferred Stock represented by the Depositary Shares, and (iv) the due execution, issuance and delivery of depositary receipts evidencing the Depositary Shares against deposit of the shares of the series of Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration for such Depositary Shares provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board in accordance with the provisions of the Deposit Agreement and such agreement, the depositary receipts evidencing the Depositary Shares will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

Renasant Corporation

4.    With respect to the Debt Securities, assuming (i) the qualification or continued qualification, as applicable, of the Senior Indenture or Subordinated Indenture (including any necessary supplemental indenture), as applicable, under the Trust Indenture Act of 1939, as amended, (ii) to the extent that the obligations of the Company under the Debt Securities may be dependent upon such matters, (a) the due organization, valid existence and good standing under the laws of its jurisdiction of organization of the financial institution to be identified as the Senior Debt Trustee or identified as the Subordinated Debt Trustee, as applicable, in the Senior Indenture or Subordinated Indenture, as applicable, governing such Debt Securities, (b) the due qualification of such trustee to engage in the activities contemplated by the applicable indenture, (c) the compliance, generally and with respect to acting as a trustee under the Senior Indenture or Subordinated Indenture, as applicable, by such trustee with all applicable laws and regulations, and (d) the possession by such trustee of the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Senior Indenture or Subordinated Indenture, as applicable, (iii) the taking of all necessary corporate action by the Board to authorize and approve (a) the issuance and sale of the Debt Securities, including the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Senior Indenture or the Subordinated Indenture, as applicable, and (b) the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Senior Indenture or the Subordinated Indenture, as applicable, (iv) the execution and delivery of a supplemental indenture or officers’ certificate establishing the form and terms of such series of the Debt Securities by the Company and the Senior Debt Trustee or the Subordinated Debt Trustee (in the case of such a supplemental indenture), as applicable, or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Articles, the Bylaws of the Company, and any resolutions of the Board and the provisions of the Senior Indenture or the Subordinated Indenture, as applicable, (v) the execution by the Company of the certificates evidencing the Debt Securities, the authentication by the Senior Debt Trustee or the Subordinated Debt Trustee, as applicable, of such certificates and the Company’s issuance thereof, all in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and the supplemental indenture or officers’ certificate, as applicable, establishing the form and terms of the Debt Securities, and (vi) the due issuance and delivery of the Debt Securities, upon payment therefor, in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, the Senior Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and if notwithstanding the choice of New York law, the laws of Mississippi were applied to any Subordinated Debt Securities, the Subordinated Debt Securities will constitute valid and legally binding obligations, enforceable in accordance with their terms.

5.    With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Board to authorize and approve (a) the execution and delivery of a related Warrant Agreement and the issuance and sale of the Warrants in conformity with such Warrant Agreement, (b) if the Warrants are exercisable for shares of Common Stock, the issuance of shares of any Common Stock upon exercise of such Warrants, (c) if the Warrants are exercisable for any series of Preferred Stock, the issuance of the shares of any series of Preferred Stock upon exercise of such Warrants, including, the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, (d) the due filing of an amendment to the Articles with respect to such series of Preferred Stock issuable upon exercise of the Warrants and the acceptance of such amendment by the Mississippi Secretary of State, and (e) if the Warrants are exercisable for Debt Securities, the execution and delivery of the Senior Indenture or Subordinated Indenture, as applicable, upon exercise of such Warrants, and (ii) the due execution, countersignature, issuance and delivery of (A) such Warrants, (b)

Renasant Corporation

any such Common Stock, (c) any such series of Preferred Stock and (d) any such Debt Securities, in each case upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.    With respect to the Rights, assuming (i) the taking of all necessary corporate action by the Board to authorize and approve (a) the issuance and terms of the Rights, (b) the execution and delivery of the Rights Agent Agreement with respect to the Rights, (c) if the Rights are exercisable for shares of Common Stock, the issuance of any Common Stock upon exercise of the Rights, (d) if the Rights are exercisable for any series of Preferred Stock, the issuance of such series of Preferred Stock upon exercise of the Rights, including the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock, (ii) the due filing of an amendment to the Articles with respect to such series of Preferred Stock and the acceptance of such amendment by the Secretary of State of Mississippi and (iii) the due execution, countersignature, issuance and delivery of (a) the Rights, (b) any such Common Stock or (c) any such series of Preferred Stock, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and in accordance with the provisions of the applicable Rights Agent Agreement and such agreement, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.    With respect to the Units, assuming (i) the taking of all necessary corporate action by the Board to authorize and approve (a) the issuance and terms of the Units, (b) the execution and delivery of the Unit Agreement with respect to the Units, (c) the issuance of shares of any Common Stock that are a component of the Units, (d) the issuance of shares of any series of Preferred Stock, including the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to shares of such series of Preferred Stock, that are a component of the Units, (e) the execution and delivery of the Senior Indenture or Subordinated Indenture, as applicable, with respect to any Debt Securities that are a component of the Units, (f) the execution and delivery of the Warrant Agreement with respect to any Warrants that are a component of the Units, (g) the execution and delivery of the Deposit Agreement with respect to any Depositary Shares that are a component of the Units, (ii) the due filing of an amendment to the Articles with respect to such series of Preferred Stock and the acceptance of such amendment by the Secretary of State of Mississippi and (iii) the due execution, countersignature (in the case of any such Warrants), issuance and delivery of (a) the Units, (b) any such Common Stock, (c) any such series of Preferred Stock, (d) any such Debt Securities, (e) any such Warrants and (f) the depositary receipts evidencing any such Depositary Shares, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, the applicable Senior Indenture or Subordinated Indenture, as applicable, in the case of such Debt Securities, the applicable Warrant Agreement, in the case of such Warrants, and the applicable Depositary Agreement, in the case of such Depositary Shares, and in accordance with the provisions of the applicable Unit Agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a

Renasant Corporation

proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) advance waivers of claims, defenses, rights or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or other procedural rights, (iv) provisions for exclusivity, election or cumulation of rights or remedies, (v) provisions authorizing or validating conclusive or discretionary determinations, (vi) grants of setoff rights, (vii) proxies, powers of attorney and trusts and (viii) the severability, if invalid, of provisions to the foregoing effect.

The foregoing opinions are limited to the federal laws of the United States and the laws of the State of Mississippi. We express no opinion as to matters governed by the laws of any other state. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

We consent to be named in the Registration Statement under the heading “Legal Matters” as the law firm which passed on the validity of the Securities and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PHELPS DUNBAR, L.L.P.

PHELPS DUNBAR, L.L.P.